Press Release

Contact
Paresh Maniar
Executive Director, Investor Relations
(408) 470-5348

MAXIM REPORTS $607 MILLION OF REVENUE FOR THE THIRD QUARTER OF FISCAL 2011

•	Revenue: $607 million

•	Gross Margin: 61.4% GAAP (62.7% excluding special expense items)

•	EPS: $0.45 GAAP ($0.40 excluding special items)

•	Cash flow from operations: $257 million, 42% of revenue

•	Cash, cash equivalents, and short term investments: $919 million

•	Fiscal fourth quarter revenue outlook: $610 million to $640 million

SUNNYVALE, CA - April 21, 2011 - Maxim Integrated Products, Inc. (NASDAQ:MXIM) reported net revenue of $606.8 million for its fiscal 2011 third quarter ended March 26, 2011, a 1% decrease from the $612.9 million revenue recorded in the prior quarter.

Tunc Doluca, President and Chief Executive Officer, commented, “Through all the recent events affecting our industry, we have remained focused on our strategy of innovation, integration and a balanced business model. In fact, the percentage of Maxim revenue from highly integrated products increased yet again, exceeding 31% in the March quarter.”

Mr. Doluca added, “Lead times that we are able to quote to our customers are almost back to historical levels. We are pleased that we worked through our prior supply constraints with little impact to revenue.”

Third Quarter, Fiscal Year 2011 Results
Based on Generally Accepted Accounting Principles (GAAP), diluted earnings per share in the March quarter was $0.45. The results were affected by certain pre-tax and tax related special items which primarily consisted of:

•	$22.3 million net benefit for release of tax reserves offset by tax provision impact due to international restructuring

•	$12.0 million pre-tax expense for acquisition related items
GAAP earnings per share excluding special items was $0.40 .

Cash Flow Items
At the end of our fiscal 2011 third quarter total cash, cash equivalents and short term investments was
$918.8 million, an increase of $120.5 million from the prior quarter. Notable items include:

•	Cash flow from operations: $256.7 million (42% of revenue)

•	Dividend paid: $62.3 million ($0.21 per share)

•	Stock repurchase: $46.7 million

Business Outlook
The Company's 90 day backlog at the beginning of the fourth fiscal quarter was $462 million. Based on our beginning backlog and expected turns, results for the June 2011 quarter are expected to be:

•	Revenue: $610 million to $640 million

•	Gross Margin: 59.5% to 62.5% GAAP (61% to 64% excluding special expense items)

•	EPS: $0.37 to $0.41 GAAP ($0.40 to $0.44 excluding special expense items)

Dividend
A cash dividend of $0.21 per share will be paid on June 7, 2011, to stockholders of record on May 24, 2011.

Conference Call
Maxim has scheduled a conference call on April 21, 2011, at 2:00 p.m. Pacific Time to discuss its financial results for the third quarter of fiscal year 2011 and its business outlook. To listen via telephone, dial (866) 814-1917 (toll free) or (703) 639-1361. This call will be webcast by Shareholder.com and can be accessed at Maxim's website at www.maxim-ic.com/Investor.

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CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended
	March 26, 2011	December 25, 2010	March 27, 2010
	(in thousands, except per share data)
Net revenues	$606,775	$612,936	$508,880
Cost of goods sold (1, 2, 3)	234,125	232,661	200,177
Gross profit	372,650	380,275	308,703
Operating expenses:
Research and development (1)	130,955	130,001	116,750
Selling, general and administrative (1)	73,617	72,240	61,494
Intangible asset amortization (2)	4,092	4,447	1,799
Severance and restructuring	16	488	(625)
Other operating expenses, net (4)	(25)	21,100	177,546
Total operating expenses	208,655	228,276	356,964
Operating income (expense)	163,995	151,999	(48,261)
Interest and other (expense) income, net	(1,570)	(4,100)	644
Income (loss) before provision for income taxes	162,425	147,899	(47,617)
Provision (benefit) for income taxes	26,149	38,309	(13,714)
Net income (loss)	$136,276	$109,590	$(33,903)

Earnings (loss) per share:
Basic	$0.46	$0.37	$(0.11)
Diluted	$0.45	$0.36	$(0.11)

Shares used in the calculation of earnings (loss) per share:
Basic	296,511	296,550	304,518
Diluted	304,515	303,260	304,518

Dividends paid per share	$0.21	$0.21	$0.20

SCHEDULE OF STOCK BASED COMPENSATION EXPENSES
(Unaudited)
	Three Months Ended
	March 26, 2011	December 25, 2010	March 27, 2010
	(in thousands)
Cost of goods sold	$3,336	$3,748	$1,071
Research and development	11,743	13,916	8,691
Selling, general and administrative	6,149	6,858	5,517
Total	$21,228	$24,522	$15,279

SCHEDULE OF SPECIAL EXPENSE ITEMS
(Unaudited)
	Three Months Ended
	March 26, 2011	December 25, 2010	March 27, 2010
	(in thousands)
Cost of goods sold:
Intangible asset amortization (2)	$7,919	$7,919	$2,350
Acquisition related inventory write up (3)	—	1,320	—
Total	$7,919	$9,239	$2,350

Operating expenses:
Intangible asset amortization (2)	$4,092	$4,447	$1,799
Severance and restructuring	16	488	(625)
Other operating expenses, net (4)	(25)	21,100	177,546
Total	$4,083	$26,035	$178,720

Provision for income taxes:
Reversal of tax reserves (5)	$(37,324)	$—	$—
International restructuring (6)	15,010	—	3,171
Total	$(22,314)	$—	$3,171

(1) Includes stock-based compensation charges as shown in the Schedule of Stock Based Compensation Expenses.
(2) Includes intangible asset amortization related to acquisitions.
(3) Includes expense related to fair value write up of inventory acquired as part of acquisitions.
(4) Expenses primarily for loss on sale of land and buildings, stock option related settlement & litigation and certain payroll taxes, interest and penalties.
(5) Reversal of tax reserves related to audit completion and expiration of stature of limitations.
(6) Tax provision impact due to implementation international restructuring.

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STOCK-BASED COMPENSATION BY TYPE OF AWARD (in thousands)
(Unaudited)
Three Months Ended March 26, 2011	Stock Options	Restricted Stock Units	Employee Stock Purchase Plan	Total
Cost of goods sold	$626	$2,308	$402	$3,336
Research and development expense	2,050	8,326	1,367	11,743
Selling, general and administrative expense	1,347	4,396	406	6,149
Total	$4,023	$15,030	$2,175	$21,228

Three Months Ended December 25, 2010
Cost of goods sold	$729	$2,637	$382	$3,748
Research and development expense	2,710	9,914	1,292	13,916
Selling, general and administrative expense	1,659	4,847	352	6,858
Total	$5,098	$17,398	$2,026	$24,522

Three Months Ended March 27, 2010
Cost of goods sold	$232	$586	$253	$1,071
Research and development expense	1,318	6,038	1,335	8,691
Selling, general and administrative expense	1,194	3,993	330	5,517
Total	$2,744	$10,617	$1,918	$15,279

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CONSOLIDATED BALANCE SHEETS
(Unaudited)
	March 26, 2011	June 26 2010
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$868,923	$826,512
Short-term investments	49,924	—
Total cash, cash equivalents and short-term investments	918,847	826,512
Accounts receivable, net	304,591	339,322
Inventories	234,933	206,040
Income tax refund receivable	416	83,813
Deferred tax assets	128,371	217,017
Other current assets	89,435	33,909
Total current assets	1,676,593	1,706,613
Property, plant and equipment, net	1,286,061	1,324,436
Intangible assets, net	216,439	194,728
Goodwill	247,526	226,223
Other assets	25,798	30,325
TOTAL ASSETS	$3,452,417	$3,482,325

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$107,444	$107,797
Income taxes payable	5,363	13,053
Accrued salary and related expenses	201,791	175,858
Accrued expenses	40,984	37,030
Deferred income on shipments to distributors	35,571	25,779
Accrual for litigation settlement	—	173,000
Total current liabilities	391,153	532,517
Long term debt	300,000	300,000
Income taxes payable	92,110	132,400
Deferred tax liabilities	180,442	136,524
Other liabilities	23,672	27,926
Total liabilities	987,377	1,129,367

Stockholders' equity:
Common stock	5,865	301
Retained earnings	2,473,271	2,364,598
Accumulated other comprehensive loss	(14,096)	(11,941)
Total stockholders' equity	2,465,040	2,352,958
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	$3,452,417	$3,482,325

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended
	March 26, 2011	December 25, 2010	March 27, 2010
	(in thousands)
Cash flows from operating activities:
Net income (loss)	$136,276	$109,590	$(33,903)
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	21,228	24,522	15,279
Depreciation and amortization	50,684	52,228	40,810
Deferred taxes	15,733	11,232	(53,931)
Loss from sale of property, plant and equipment	(51)	14,257	(502)
Tax benefit (detriment) related to stock-based compensation	33,411	(1,425)	(2,040)
Excess tax benefit related to stock-based compensation	(4,229)	(2,810)	(1,565)
Changes in assets and liabilities:
Accounts receivable	(11,327)	38,083	(16,257)
Inventories	(17,673)	(13,605)	5,208
Other current assets	44,654	(40,912)	(9,465)
Accounts payable	10,952	(18,667)	15,388
Income taxes payable	(70,201)	22,181	(725)
Deferred income on shipments to distributors	1,306	1,979	2,878
Accrued liabilities - goodwill and tender offer payments above fair value	—	—	(171)
Litigation settlement	—	—	173,000
All other accrued liabilities	45,934	3,331	30,473
Net cash provided by operating activities	256,697	199,984	164,477

Cash flows from investing activities:
Payments for property, plant and equipment	(29,593)	(59,068)	(25,482)
Purchases of available-for-sale securities	(49,787)	—	—
Proceeds from sales of property, plant and equipment	80	24,714	515
Other	—	—	(2,000)
Net cash used in investing activities	(79,300)	(34,354)	(26,967)

Cash flows from financing activities:
Dividends paid	(62,323)	(62,278)	(60,949)
Repurchase of common stock	(46,689)	(40,832)	(49,146)
Issuance of common stock	(2,064)	14,555	(7,860)
Other	4,258	2,989	1,359
Net cash used in financing activities	(106,818)	(85,566)	(116,596)

Net increase in cash and cash equivalents	70,579	80,064	20,914
Cash and cash equivalents:
Beginning of period	798,344	718,280	737,522
End of period	$868,923	$798,344	$758,436

Total cash, cash equivalents, and short-term investments	$918,847	$798,344	$858,861

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ANALYSIS OF GAAP VERSUS GAAP EXCLUDING SPECIAL EXPENSE ITEMS DISCLOSURES
(Unaudited)
	Three Months Ended
	March 26, 2011	December 25, 2010	March 27, 2010
	(in thousands, except per share data)
Reconciliation of GAAP gross profit to GAAP gross profit excluding special expense items:
GAAP gross profit	$372,650	$380,275	$308,703
GAAP gross profit %	61.4%	62.0%	60.7%

Special expense items:
Intangible asset amortization (1)	7,919	7,919	2,350
Acquisition related inventory write up (2)	—	1,320	—
Total special items	7,919	9,239	2,350
GAAP gross profit excluding special expense items	$380,569	$389,514	$311,053
GAAP gross profit % excluding special expense items	62.7%	63.5%	61.1%

Reconciliation of GAAP operating expenses to GAAP operating expenses excluding special expense items:
GAAP operating expenses	$208,655	$228,276	$356,964

Special expense (income) items:
Intangible asset amortization (1)	4,092	4,447	1,799
Severance and restructuring	16	488	(625)
Other operating expenses, net (3)	(25)	21,100	177,546
Total special expense items	4,083	26,035	178,720
GAAP operating expenses excluding special expense items	$204,572	$202,241	$178,244

Reconciliation of GAAP net income to GAAP net income excluding special items:
GAAP net income (loss)	$136,276	$109,590	$(33,903)

Special expense (income) items:
Intangible asset amortization (1)	12,011	12,366	4,149
Acquisition related inventory write up (2)	—	1,320	—
Severance and restructuring	16	488	(625)
Other operating expenses, net (3)	(25)	21,100	177,546
Pre-tax total special items	12,002	35,274	181,070
Tax effect of special items	(4,233)	(12,480)	(65,901)
Reversal of tax reserves (4)	(37,324)	—	—
International restructuring (5)	15,010	—	3,171
GAAP net income (loss) excluding special items	$121,731	$132,384	$84,437

GAAP net income (loss) per share excluding special items:
Basic	$0.41	$0.45	$0.28
Diluted	$0.40	$0.44	$0.27

Shares used in the calculation of earnings per share excluding special items:
Basic	296,511	296,550	304,518
Diluted (6)	304,515	303,260	309,445

(1) Includes intangible asset amortization related to acquisitions.
(2) Includes expense related to fair value write up of inventory acquired as part of acquisitions.
(3) Expenses primarily for loss on sale of land and buildings, stock option related settlement & litigation and certain payroll taxes, interest and penalties.
(4) Reversal of tax reserves related to audit completion and expiration of statute of limitations.
(5) Tax provision impact due to implementation of international restructuring.

(6) Due to net income after excluding special items, GAAP diluted shares for the three months ended March 27, 2010 has been adjusted to reflect the dilutive impact of unexercised stock options and unvested RSUs.

Non-GAAP Measures
To supplement the consolidated financial results prepared under GAAP, Maxim uses non-GAAP measures which are adjusted from the most directly comparable GAAP results to exclude special expense items related to intangible asset amortization; acquisition related inventory write up to fair value; severance and restructuring; loss on sale of land and buildings; stock option related settlement and litigation; certain payroll taxes, interest and penalties; reversal of tax reserves related to audit completion and expiration of statute of limitations; and the tax provision impacts due to implementation of international restructuring. Management uses these non-GAAP measures internally to make strategic decisions, forecast future results and evaluate Maxim's current performance. Many analysts covering Maxim use the non-GAAP measures as well. Given management's use of these non-GAAP measures, Maxim believes these measures are important to investors in understanding Maxim's current and future operating results as seen through the eyes of management. In addition, management believes these non-GAAP measures are useful to investors in enabling them to better assess changes in Maxim's core business across different time periods. These non-GAAP measures are not in accordance with or an alternative to GAAP financial data and may be different from non-GAAP measures used by other companies. Because non-GAAP financial measures are not standardized it may not be possible to compare these financial measures with other companies' non-GAAP financial measures, even if they have similar names. The non-GAAP measures displayed in the table above include the following:

GAAP gross profit excluding special expense items
The use of GAAP gross profit excluding special expense items allows management to evaluate the gross margin of the company's core businesses and trends across different reporting periods on a consistent basis, independent of special expense items including intangible asset amortization and acquisition related inventory write up to fair value. In addition, it is an important component of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP gross profit excluding special expense items to enable investors and analysts to evaluate our revenue generation performance relative to the direct costs of revenue of Maxim's core businesses.

GAAP operating expenses excluding special expense items
The use of GAAP operating expenses excluding special expense items allows management to evaluate the operating expenses of the company's core businesses and trends across different reporting periods on a consistent basis, independent of special expense items including intangible asset amortization; severance and restructuring; loss on sale of land and buildings; stock option related settlement and litigation; and certain payroll taxes, interest and penalties. In addition, it is an important component of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP operating expenses excluding special expense items to enable investors and analysts to evaluate our core business and its direct operating expenses.

GAAP net income and GAAP net income per share excluding special items
The use of GAAP net income and GAAP net income per share excluding special items allow management to evaluate the operating results of Maxim's core businesses and trends across different reporting periods on a consistent basis, independent of special items including intangible asset amortization; acquisition related inventory write up to fair value; severance and restructuring; loss on sale of land and buildings; stock option related settlement and litigation; and certain payroll taxes, interest and penalties; reversal of tax reserves related to audit completion and expiration of the statute of limitations; and the tax provision impacts due to implementation of international restructuring. In addition, they are important components of management's internal performance measurement and reward process as it is used to assess the current and historical financial results of the business, for strategic decision making, preparing budgets and forecasting future results. Management presents GAAP net income and GAAP net income per share excluding special items to enable investors and analysts to understand the results of operations of Maxim's core businesses and to compare our results of operations on a more consistent basis against that of other companies in our industry.

“Safe Harbor” Statement
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include the Company's financial projections for its fourth quarter of fiscal 2011 ending in June 2011, which includes revenue, gross margin and earnings per share. These statements involve risk and uncertainty. Actual results could differ materially from those forecasted based upon, among other things, general market and economic conditions and market developments that could adversely affect the growth of the mixed-signal analog market, product mix shifts, customer cancellations and price competition, as well as other risks described in the Company's Annual Report on Form 10-K for the fiscal year ended June 26, 2010 (the “10-K”) and Quarterly Reports on Form 10-Q filed after the 10-K.

All forward-looking statements included in this news release are made as of the date hereof, based on the information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement except as required by law.

About Maxim
Maxim Integrated Products is a publicly traded company that designs, manufactures, and sells high-performance semiconductor products. The Company was founded over 25 years ago with the mission to deliver innovative analog and mixed-signal engineering solutions that add value to its customers' products. To date, it has developed over 6,500 products serving the industrial, communications, consumer, and computing markets.

Maxim reported revenue of approximately $2.0 billion for fiscal 2010. A Fortune 1000 company, Maxim is included in the Nasdaq 100, the Russell 1000, and the MSCI USA indices. For more information, go to www.maxim-ic.com.

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